E-30
Exhibit No. 4
Ozolutions, Inc.
Form 10-SB


                     ASSIGNMENT OF CONTRACT

This Agreement is made as of the 1st day of June, 2000

BETWEEN:

                              HANKIN ATLAS OZNE SYSTEMS LIMITED
                              A Corporation incorporated pursuant
                              to  the  Laws of Canada having  its
                              offices  located  at  690  Progress
                              Avenue,  Unit 12, Toronto, Ontario.
                              M I H 3A6

                              (hereinafter called "Hankin")

                                   OF THE FIRST PART

                             - and -

                              1421209    ONTARIO    LIMITED,    a
                              Corporation  incorporated  pursuant
                              to  the  laws  of the  Province  of
                              Ontario

                              (hereinafter called "Ontario")

                                   OF THE SECOND PART

                              OZOLUTIONS   INC.,  a   Corporation
                              incorporated pursuant to  the  laws
                              of the State of Delaware

                              (hereinafter called "Ozolutions")

                                   OF THE THIRD PART

WHEREAS

A.         By an Agreement in writing dated as of the 1st day  of
April, 2000, Hankin
appointed Deans as Trustee as its exclusive marketing representative in and for the Country of Mexico for the Products as set out therein. A copy of this Contract is attached hereto as Schedule "A" and is referred to as the "Representative Contract"

AND WHEREAS

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B.         By an Assignment in writing dated the 1st day of June,
2000, Deans assigned the
above-noted Representative Contract in writing to Ontario. A copy of this Assignment is attached hereto as Schedule "B".

C.          Ontario  now  wishes  to  assign  the  Representative
Contract to Ozolutions.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of One ($1.00) Dollar paid by Ozolutions to Ontario and other good and valuable consideration, (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed as follows:

1.    Ontario  hereby assigns its interest in the  Representative
Contract and all benefits to be derived therefrom subject to the observance and performance of the covenants, provisos, and consideration on the part of Ontario contained herein

2. Hankin hereby consents to the assignment on the terms set out herein;

3. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns;

4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada, applicable therein;

5. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to

6. provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

      IN WITNESS WHEREOF the parties hereto have set their hands as attested by the signature of their duly authorized officer, the day and year first mentioned above.

SIGNED, SEALED AND DELIVERED            HANKIN ATLAS OZNE
     In the Presence of                      SYSTEM LIMITED

                                        /s/   Authorized  Signing Officer

                                        1421209 ONTARIO LIMITED
                                        Per :
                                        /s/   Authorized  Signing Officer

                                        OZOLUTIONS INC.
                                        Per:
                                        /s/   Authorized  Signing Officer

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                     ASSIGNMENT OF CONTRACT

This Agreement is made as of the 1st day of June, 2000

BETWEEN:

                              HANKIN ATLAS OZNE SYSTEMS LIMITED
                              A Corporation incorporated pursuant
                              to  the  Laws of Canada having  its
                              offices  located  at  690  Progress
                              Avenue,  Unit 12, Toronto, Ontario.
                              M I H 3A6

                              (hereinafter called "Hankin")

                                   OF THE FIRST PART

                             - and -

                              EDWARD GRANT DEANS, of the City  of
                              Toronto, in the Province of Ontario

                              (hereinafter   called   "Deans   as
                         Trustee")

                                   OF THE SECOND PART

                             - and -

                              1421209    ONTARIO    LIMITED,    a
                              Corporation  incorporated  pursuant
                              to  the  laws  of the  Province  of
                              Ontario

                              (hereinafter called "Ontario")

                                   OF THE THIRD PART

WHEREAS

A.         By an Agreement in writing dated as of the I " day  of
April, 2000, Hankin
appointed Deans as Trustee as its exclusive marketing representative in and for the Country of Mexico for the Products as set out therein. A copy of this Contract is attached hereto as Schedule "A" and is referred to as the "Representative Contract"

B. Deans wishes to assign the Representative Contract to Ontario, of which all of the shares are beneficially owned by Deans and his family.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of One ($ 1.00)

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Dollar  paid  by  Deans as Trustee to Hankin and other  good  and valuable consideration, (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed as follows:

1. Deans as Trustee hereby assigns to Ontario, Deans' interest in the Representative
Contract and all benefits to be derived therefrom subject to the observance and performance of the covenants, provisos, and consideration on the part of Deans as Trustee contained herein

2. Hankin hereby consents to the assignment on the terms set out herein;

3. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns;

4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada, applicable therein;

5. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties of the First and Third Part have set their hands as attested by the signature of their duly authorized officer, and the Party of the Second Part has set his hand and seal, all the day and year first mentioned above.

SIGNED, SEALED AND DELIVERED            HANKIN ATLAS OZNE
     In the Presence of                      SYSTEM LIMITED

                                        /s/   Authorized  Signing Officer

                                        /s/ Edward Grant Deans, As Trustee

                                        1421209 ONTARIO LIMITED
                                        Per :
                                        /s/   Authorized  Signing Officer

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                          SCHEDULE "A"
THIS AGREEMENT is made as of the 1st day of April, 2000

BETWEEN:

Hankin Atlas Ozone Systems Limited of 690 Progress Avenue, Unit #12, Toronto, Ontario M1H 3A6, a company incorporated under the laws of Canada ("Hankin") and Edward Grant Deans, as a Trustee for a Ontario corporation to be incorporated, of 872 Millwood Road, Suite 50, Toronto, Ontario Canada (the "Representative")

1. APPOINTMENT

1. 1. Hankin hereby appoints the Representative as its exclusive marketing representative in and in respect of Mexico ("the Territory") for the solicitation of invitations to tender and of orders for Products for all market sectors in the Territory.

1.2. For the purposes of this Agreement, "Products" shall mean Ozone Generating Equipment, Systems and accessories as offered by Hankin as at the Effective Date of this Agreement, together with any other environmental systems or products which may in future be offered by Hankin and which there may be added by addendum to this agreement but specifically excludes analyses, test reports, engineering studies, feasibility reports, pilot studies, pilot equipment rentals, spas, cooling towers, medical ozone applications, pulp and paper plants, spare parts and service, inspections and inspection reports, test work, design and/or consultancy services.

1.3. The Representative accepts such appointment subject to and in accordance with the provisions of this Agreement.

2. DURATION OF AGREEMENT AND TERMINATION

2.1. This agreement shall commence on the date hereof and subject to clause 2.2 hereof shall j remain in effect for Three (3) years and shall be renewable for Two (2) further periods of Three (3) Years, in the event that total cumulative sales for the original Term and any renewal, amount to no less than One Million ($1,000,000.00) Dollars, Canadian, as a cumulative value of the sales prices provided by Hankin, PROVIDED THAT if Hankin receive an order for the provision of any Products from or through Fuerte Mayo International (in which respect the Representative has provided assistance to Hankin prior to the date hereof) then the provisions of this agreement shall have effect and the Representative shall be entitled to be paid a commission in respect of those Products as if such assistance had been provided during, under and subject to this Agreement.

2.2. Either party may by notice in writing terminate this agreement without compensation or liability to the other if the other shall:

2.2.1. enter into bankruptcy, receivership, liquidation or any similar status or situation (except for the purpose of reconstruction) or make any composition with its creditors or have a receiver appointed over the whole or any substantial part of its assets or

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2.2.2.  commit any breach of any of clauses 3.6, 4, 6.3 or  7  of this agreement or

2.2.3. fall to remedy any other breach of this agreement following receipt of a notice in writing requiring the same to be remedied within a reasonable time.

3. DUTIES OF REPRESENTATIVE

3. 1. The Representative shall use his best efforts to solicit orders for the sale of the Products in the Territory and as part of such efforts shall promote the sales of the Products with Government, Industry, Consultants, Contractor, Sub-Contractors and owners of projects within such Territory.

3.2. The Representative shall use his best endeavours to procure and facilitate the placing of orders with Hankin at the prices quoted by Hankin.

3.3. The Representative shall maintain an effective organization in the Territory with such personnel as may be necessary to achieve maximum sales of the Products. Representative may, at his option but always with the approval of Hankin, (such approval not to be unreasonably withheld), appoint sub-representatives in the Territory.

3.4. The Representative shall pay all of his own expenses in connection with his activities under this agreement.

3.5. Without prejudice of the generality of the foregoing, the Representative shall:

3.5. 1. publicize the Products in the Territory

3.5.2. canvass and approach Clients, Architects, Engineers and other Consultants with a view to procuring the specification of Hankin's Products

3.5.3. liaise with Contractors and Owners to obtain invitations to tender and purchase orders in favor of Hankin and

3.5.4. (both before and after the placing of an order with Hankin) maintain contact and liaison with purchasers on behalf of Hankin

3.6. The Representative shall comply with all relevant local laws and regulations.

4. STATUS AND AUTHORITY OF REPRESENTATIVE

4. 1. The Representative is not an employee of Hankin in any respect whatsoever and shall not represent himself to be such an employee.

4.2. The Representative is not granted any right, power or authority to enter into contracts or assume any obligations, liabilities or expenses on behalf of Hankin or to accept any summons or

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  other  legal  process on behalf of Hankin and  shall  not  hold himself out as having any such authority.

4.3.  The Representative shall not at anytime during the currency of  this Agreement, represent or put for sale or sell directly or
indirectly  any  products  competitive  with  Hankin's   products
without the prior written consent of Hankin.

5. COMMISSIONS

5.1 Hankin shall pay to the Representative in respect of each and every order placed with Hankin by a Purchaser in the Territory or to a Purchaser who receives the goods outside the Territory for delivery in the Territory, a commission calculated in accordance with the Schedule "A" to this Agreement.

5.2. In the case of an order for the Free On Board sale of goods or equipment by Hankin, such commission shall be computed from the FOB sales price of such products less any taxes, duties, freight royalties or license fees.

5.3. Where Hankin supplies goods and provides field erection and/or start' up or testing supervision, the cost or price of such field erection start up or testing supervision shall be deducted from the order value in calculating the Representative's commission.

5.4. Where Products are sold on an erected and installed basis, the Representative's commission shall be based on the overall contract price.

5.5. In the event that any supplement, variation or novation shall increase the contract price or order value, such increase shall be taken into account in calculating the commission payable to the Representative.

5.6. In the event that the contract price or order value shall be reduced by way of variation, novation or breach resulting in the omission of die whole or any part of Hankin's scope of work or of supply under any such contract or order, the commission payable to the Representative shall be reduced accordingly.

5.7. Payment to the Representative shall fall due 15 days after payment to Hankin by its customer in respect of each relevant project or order.

5.8. No payment shall fall due to the Representative in respect of any work which does not directly result in an order placed with Hankin or in respect of any project for which Hankin does not ultimately receive payment from its customer.

5.9. Following the termination of this Agreement (unless the same shall have been terminated by Hankin in accordance with clause
2.2 hereof), Hankin shall pay to the Representative in respect of any order placed with Hankin after such termination but resulting directly from the activities of the Representative prior to such termination, a commission in accordance with this clause 5

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 but reduced by One (1/3) Third for every complete calendar month between the date of such termination and the receipt by Hankin of the relevant order.

6. DOCUMENTATION

6. L The Representative shall promptly and regularly report to Hankin concerning his activities with respect to the Products in the Territory including lists of prospective customers, analysis of lost jobs, whether a project is cancelled or lost to a competitor, the Representative's promotion activities, the status of pending inquiries, market forecasts, activities of competitors, copies of all correspondences between the Representative and customers or potential customers and such other information as Hankin may reasonably request.

6.2. Hankin shall furnish the Representative with samples of its advertising material, information and assistance with regard to equipment selection, size and pricing and such other technical information as Hankin deems necessary to enable Representative to fulfill his obligations. Also literature and information shall remain the property of Hankin, shall be kept confidential by the Representative and shall be returned to Hankin upon the termination of this Agreement.

6.3. The Representative shall not disclose any of Hankin's confidential information to third parties except in furtherance of this Agreement and then only with the express prior written consent of Hankin.

7. ASSIGNMENT

7. 1. Neither party shall assign this Agreement to any third party in whole or in part without the ICU prior written consent of the other; save that Representative may assign this Agreement, with the consent of Hankin which shall not be unreasonably withheld, to an Ontario Corporation of which all outstanding shares are beneficially owned by Representative.

8. PRODUCTS

8.1. At any time during the currency of this Agreement, Hankin may discontinue or modify any of the Products covered by this Agreement without breaching this Agreement and without incurring any liability or obligation to the Representative.

9. RESOLUTION OF DISPUTES

9.1 Any dispute arising between the parties under or in connection with this Agreement shall be referred to the determination of a single Arbitrator to be agreed between the parties or in default of agreement, to be appointed by a Judge of the Superior Court of the Province of Ontario;

9.2. Such Arbitration shall be governed by the laws of the Province of Ontario and in particular by the Arbitration Act S.O.
or any statutory modification or re-enactment thereof and the seat of Arbitration shall be Toronto, Ontario.

10. MISCELLANEOUS

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10.1.     This agreement shall be governed by and interpreted  in
accordance with the laws of Ontario

10.2.      This  agreement  embodies  the  entire  Agreement  and
understanding  of  the  parties  and  supersedes   any   previous
agreements, representations or understandings related hereto.

10.3. No modification of this Agreement shall have any force or effect unless made in writing and signed by both parties.

IN WITNESS whereof the parties have executed this Agreement the day and year first written above as attested by their duly authorized officers.

SIGNED, SEALED AND DELIVERED  HANKIN ATLAS OZONE SYSTEMS LIMITED
                              Per: /s/ Authorized Signing Officer

/s/

                              /s/ Edward Grant Deans,
                              Trustee for an Ontario Corporation
                              To be incorporated.

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                          SCHEDULE "A"

Commission        Contract  Dollar       Commission      Cumulative.
Rate                   Value              Interval
10.0%          *First  $  100,000.00     $10,000.00     $10,000.00
7.5%            Next   $  100,000.00       7,500.00     $17,500.00
6.0%            Next     $300,000.00      18,000.00     $35,500.00
2.0%            Next     $500,000.00     10,1900.00     $45,500.00
1.0%            On Balance

*All payments converted to Canadian Dollars from currency of contract.

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                          SCHEDULE "B"

      This Schedule is attached to and forms part of an Agreement dated as of the 1st day of April, 2000 between Hankin Atlas Ozone Systems Limited of 690 Progress Avenue, Unit #12, Toronto, Ontario M1H 3A6, a company incorporated under the laws of Canada ("Hankin") and Edward Grant Deans, as a Trustee for a Ontario corporation to be incorporated

Representative Fee:

      Hankin  has  required a "territory fee" of  Fifty  Thousand
($50,000.00) Dollars, Canadian, to be paid by Representative.

Hankin acknowledges Representative has paid Fifteen Thousand Dollars ($15,000.00) Dollars of such fee and agrees that the balance will be paid by way of deduction and withholding of Ten (10%) Percent of all commissions payable to Representative to be applied to the balance of the outstanding "territory fee" until paid in full.

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